SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K


                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                              May 20, 1996
                             --------------
                   (Date of earliest event reported)


                ADVANCED TECHNOLOGY LABORATORIES, INC.
        (Exact name of registrant as specified in its charter)


      Washington                 0-15160           91-1353386
     ------------               ---------         ------------
     (State or other           (Commission      (I.R.S. Employer
     jurisdiction or              File          Identification No.)
     organization)               Number)


     22100 Bothell Everett Highway
     P.O. Box 3003, Bothell, Washington               98041-3003
     ----------------------------------               ----------
    (Address of principal executive offices)          (Zip Code)


     Registrant's telephone number, including area code: (206) 487-7000



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Item 5.        Other Events
               ------------


     On May 17, 1996 the U.S. District Court for Northern California awarded damages of $27.9 million as well as interest and legal fees to SRI International (SRI) in a patent infringement lawsuit against the Registrant. The Court found that the Registrant had willfully infringed the patent, resulting in an award of treble damages.

     The litigation concerns an expired patent issued to SRI in 1977 for an electrical circuit allegedly used in the Registrant's now discontinued Ultramark(R) 4, 5 and ADR 4000 products. The circuit used in the Registrant's product was developed in the early 1980's by ADR, then a subsidiary of Squibb Corp. The circuit in dispute is not used, and has never been used, in the Registrant's all-digital product line or in any of its current products.

     The Registrant intends to appeal the amount of the damage award, including the finding of willful infringement. However, the appeal may not be successful in reducing the amount of the award.

     The Registrant will take an estimated one-time charge of $29.0 million in the second quarter to cover the damages and estimated costs of interest and legal fees. The Registrant had accrued $5 million in 1994 for this litigation claim. As of March 29, 1996, the registrant reported over $52 million in cash and short-term investments and shareholders's equity of over $216 million.

     Statements herein include forward looking statements that involve a number of risks and uncertainties, and actual results could differ materially from those anticipated by the Company. These statements should be read in conjunction with the Registrant's Financial Statements and notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations set forth in the Registrant's 1995 Annual Report which is incorporated by reference in the Registrant's Form 10-K for the year ended December 31, 1995, and the Company's Report on Form 10-Q for the period ended March 29, 1996.


                              SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ADVANCED TECHNOLOGY
                                        LABORATORIES, INC.

     DATE:  May 22, 1996            BY: /s/ W. Brinton Yorks, Jr.
                                        --------------------------
                                        W. Brinton Yorks, Jr.
                                        Vice President, General
                                        Counsel and Secretary

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